Exhibit 10.1

Execution Copy

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of March 15, 2023, by and among BurgerFi International, Inc., a Delaware corporation (the “Company”), and each of the parties set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Settlement Agreement (as defined below).

RECITALS

WHEREAS, the Company, the John Rosatti Revocable Trust U/A/D 08/27/2001 (the “Trust”), and John Rosatti (“JR”), entered into a Settlement Agreement, dated January 11, 2023 (the “Settlement Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or may own, shares of the Company’s common stock.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that such Voting Party owns from time to time and may vote (hereinafter referred to as the “Voting Shares”), for the approval of up to two separate acquisition(s) (irrespective of how the acquisitions may be structured) by or involving the Company, including ancillary transactions, if any, necessary to effectuate such acquisitions (such as, including but not limited to, amending the Company’s Amended and Restated Certificate of Incorporation and 2020 Omnibus Equity Plan) (each, an “Acquisition”), where shareholder approval is required, in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders, including any adjournment or postponement thereof, or by written consent. The Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission within two business days in the event that Company discloses any information to Voting Party that would be considered material non-public information.

2. Obligations. The obligations of the Voting Parties pursuant to Section 1 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation and 2020 Omnibus Equity Plan, among others, as required to effect the intent of this Agreement with respect to an Acquisition. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties as herein stated.

Execution Copy

3. Limited Proxy. During the term of this Agreement, in the event that a Voting Party is unable to attend in person a meeting of the Company’s stockholders at which the related proxy statement includes a proposal to approve an Acquisition, and the Voting Party also fails to timely submit a proxy card or voting instruction indicating how such Voting Party intends to vote for the Acquisition proposal, the Voting Party hereby appoints the Executive Chairman of the Board of Directors, or his or her designee, as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the Voting Party, for the limited purpose of voting in favor of the acquisition as set forth in Section 1 at any such meeting of the stockholders; provided, however that such Voting Party may attend and vote at the meeting of the Company’s stockholders, in which case such limited proxy shall not be exercised provided, further that in the event of such voting by such Voting Party at the meeting that is not in favor of the Acquisition set forth in Section 1 hereof, the Executive Chairman of the Board may again exercise such limited proxy and such Voting Party may not vote with respect to the Acquisition again. The Voting Party understands and agrees that this limited proxy is irrevocable and coupled with an interest and, except as otherwise provided herein, shall terminate upon the termination of this Agreement.

4. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold into any of the following markets or exchanges (each, a “Trading Market”) on which the common stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares, including block trades, into the Trading Market), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

5. Covenants. The Company and each Voting Party agree to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the approval of the acquisition proposals, as provided herein. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person, other than in the circumstances as provided for in Section 3, which limited proxy shall be deemed coupled with an interest and is irrevocable for the term of this Agreement but solely to the extent required to give effect to this Agreement and not for any other purpose.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

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8. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9. Termination. This Agreement shall terminate immediately prior to a transaction pursuant to which a person or group other than any of the current 5% or greater stockholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

10. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the unanimous written consent of (a) the Company, and (b) either the Trust or JR.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Florida without reference to its conflicts of laws provisions and as applicable to contracts to be fully performed within the State of Florida. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Miami and County of Miami-Dade, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

Execution Copy

16. Entire Agreement. This Agreement and the Settlement Agreement constitute the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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Execution Copy

This Voting Agreement is hereby executed effective as of the date first set forth above.

BURGERFI INTERNATIONAL, INC.,

a Delaware corporation

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Executive Chairman

VOTING PARTY:

JOHN ROSATTI REVOCABLE TRUST U/A/D 08/27/2001

By:	/s/ John Rosatti
Name:	John Rosatti
Title:	Trustee

VOTING PARTY:

JOHN ROSATTI

By:	/s/ John Rosatti